AETNA VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation at its meeting held on December 15, 1999, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to two billion, one hundred million (2,100,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of two million, one hundred thousand dollars ($2,100,000); and

      SECOND: The Board of Directors, at its meeting held on December 15, 1999, by resolutions, did designate and classify one hundred million (100,000,000) shares of common stock of the Corporation into a new portfolio ("Portfolio") as follows:

                                                          Number of
           Name of Portfolio                              Shares Allocated
           -----------------                              ----------------

           Aetna Technology VP                               100,000,000


      THIRD: The Portfolio of the Corporation shall have preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as set forth in paragraph SEVENTH and elsewhere in the Corporation's Articles of Incorporation.

      FOURTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      FIFTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue two billion (2,000,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of two million dollars ($2,000,000), of which the Board of Directors had designated and classified one billion (1,000,000,000) shares as follows:

                                                                Number of
     Name of Portfolio                                       Shares Allocated
     -----------------                                       ----------------

     Aetna Index Plus Bond VP                                    100,000,000

     Aetna Index Plus Mid Cap VP                                 100,000,000

     Aetna Index Plus Small Cap VP                               100,000,000

     Aetna High Yield VP                                         100,000,000

     Aetna Real Estate Securities VP                             100,000,000

     Aetna International VP                                      100,000,000

     Aetna Index Plus VP                                         100,000,000

     Aetna Small Company VP                                      100,000,000

     Aetna Growth VP                                             100,000,000

     Aetna Value Opportunity VP                                  100,000,000

     SIXTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion, one hundred million (2,100,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of two million, one hundred thousand dollars ($2,100,000) of which the Board has designated and classified one billion, one hundred million (1,100,000,000) shares as set forth in paragraphs SECOND and FIFTH of these Articles Supplementary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                          AETNA VARIABLE PORTFOLIOS, INC.


/s/ Amy R. Doberman                              By:  /s/ J. Scott Fox
-----------------------------------                  --------------------------
Amy R. Doberman                                      J. Scott Fox
Secretary                                            President

Date:  February 9, 2000
       Hartford, Connecticut

CORPORATE SEAL

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